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Exhibit 1



Signatures


After reasonable inquiry and to the best of our knowledge and belief, we the undersigned certify that the information set forth in this statement is true, complete, and correct.




March 4, 1998                        Dominion Capital, Inc.
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Date
                                     By: /s/ Daniel A. Hillsman, Jr.
                                        ----------------------------
                                     Name: Daniel A. Hillsman, Jr.
                                     Title: Vice President - Administration

March 4, 1998                        Dominion Resources, Inc.
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Date
                                     By: /s/ James L. Trueheart
                                        ----------------------------
                                     Name: James L. Trueheart
                                     Title: Vice President and Controller